Company:	Jack Henry & Associates, Inc.	Analyst Contact:	Vance Sherard, CFA
	663 Highway 60, P.O. Box 807		Sr. Director - Corporate Development & Investor Relations
Monett, MO 65708
(417) 235-6652

		Press Contact:	Mark Folk
Sr. Manager Corporate Comm.
(704) 890-5323
Jack Henry & Associates Promotes Renee Swearingen to Chief Accounting Officer
26-year company veteran becomes an officer at the company

Monett, Mo., May 4, 2022 – Jack Henry & Associates, Inc.® (NASDAQ:JKHY) announced today that Renee Swearingen will become Senior Vice President and Chief Accounting Officer, effective May 5, 2022. Swearingen has been with the company for 26 years and most recently served as Vice President of Finance and Procurement and Assistant Treasurer.

In this newly created role, Swearingen will continue to report to Jack Henry CFO and Treasurer Kevin Williams and serve as Assistant Treasurer.

“Renee has done an outstanding job leading our finance and accounting functions and has been a key driver of our success for many years,” Williams said. “She is a strong, proven leader with extensive experience developing and executing financial strategies, collaborating with our businesses on goals and initiatives, and successfully managing our finance and accounting operations. Her industry expertise and deep knowledge of legal and regulatory requirements, combined with her integrity, passion, and vision, will continue to benefit our company.”

Swearingen will continue to oversee all company financial and accounting operations, including financial planning and analysis, SEC reporting and compliance, sourcing and procurement, treasury, and tax. She has held key finance and accounting leadership roles since joining Jack Henry in 1996. She became Corporate Controller in 2001, General Manager of Finance and Assistant Treasurer in 2006, and Vice President of Finance and Procurement in 2021.

Prior to joining Jack Henry, Swearingen spent five years in public accounting as a Certificated Public Accountant where she gained experience in auditing, tax, business planning, and finance-related consulting.

“Jack Henry is a great place to work with extraordinary people, and I am honored to serve as its Chief Accounting Officer,” said Swearingen, who is based in Monett. “I am fortunate to work with such a talented team of finance, accounting, and procurement professionals every day and look forward to continuing to help the company develop strategy, achieve business results, and deliver excellent customer service.”

About Jack Henry & Associates, Inc.

Jack Henry (NASDAQ:JKHY) is a leading SaaS provider of technology solutions primarily for the financial services industry. We are an S&P 500 company that serves approximately 8,500 clients nationwide through three divisions: Jack Henry Banking® provides innovative solutions to community and regional banks; Symitar® provides industry-leading solutions to credit unions of all sizes; and ProfitStars® offers highly specialized solutions to financial institutions of every asset size, as well as diverse corporate entities outside of the financial services industry. With a heritage that has been dedicated to openness, partnership, and user centricity for more than 40 years, we are well-positioned as a driving market force in future-ready digital solutions and payment processing services. We empower our clients and consumers with the human-centered, tech-forward, and insights-driven solutions that will get them where they want to go. Are you future ready? Additional information is available at www.jackhenry.com.

Statements made in this news release that are not historical facts are forward-looking information. Actual results may differ materially from those projected in any forward-looking information. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. Additional information on these and other factors, which could affect the Company’s financial results, are included in its Securities and Exchange Commission (SEC) filings on Form 10-K, and potential investors should review these statements. Finally, there may be other factors not mentioned above or included in the Company’s SEC filings that may cause actual results to differ materially from any forward-looking information.